================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

              ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

              ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                       ADVANCED ENVIRONMENTAL RECYCLING
                              TECHNOLOGIES, INC.

                   Notice of Annual Meeting of Stockholders
                   ----------------------------------------

To the Stockholders of Advanced Environmental Recycling Technologies, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of A.E.R.T. Inc. will be held at the Northwest Arkansas Holiday Inn located at Springdale, Arkansas on the 25th day of July, 1997 at 10:00 a.m. for the following purposes:

1. The election of seven directors of the Company.

2. Proposed 1-for-6 reverse stock split.

3. Proposed 1997 securities plan.

4. To act on such other matters as may properly come before the meeting.

Only stockholders of record on the books of the Company at the close of business on May 28, 1997 will be entitled to notice of, and to vote at the meeting.

Stockholders are cordially invited to attend the meeting in person. Every stockholder (whether he owns one or more shares and whether or not he intends to attend the meeting in person) who wishes to vote with respect to matters to come before the meeting is urged to sign, date and promptly return the enclosed Proxy. Your compliance with this request will enable the Company to avoid unnecessary expenses and delay. A return envelope requiring no postage if mailed in the United States is enclosed for your convenience in replying.

By Order of the Board of Directors

/s/ Jake M. Bushey
Jake M. Bushey
Corporate Controller

Date June 20, 1997

                       PLEASE MAIL YOUR PROXY......NOW!
                                   IMPORTANT
                   WE HOPE THAT YOU CAN ATTEND THIS MEETING
                IN PERSON, BUT IF YOU CANNOT DO SO PLEASE MARK,
                   DATE, SIGN AND RETURN THE ENCLOSED PROXY.

                             CAUTIONARY STATEMENT

The Company (AERT) operates in a relatively new industry using several new technologies and is manufacturing and marketing into an established, highly competitive marketplace. This involves a number of significant risks, some of which may be beyond the Company's control. Statements contained in the Company's marketing section of its 1996 AERT Annual Report, Results of Operations included in the Management's Discussion and Analysis of Financial Condition, and Liquidity and Capital Resources of the Company's 1996 10K, which are not historical facts are forward looking statements that involve several
                                                                     -------
significant risks and uncertainties that could cause actual results to differ
-----------------------------------
from projected results. This could limit, impede, or prevent the Company from improving its operating performance and achieving its financial objectives. Factors that could cause actual results to differ materially include, among others, the following:

(1) Continued manufacturing difficulties and setbacks, such as the arson and other suspicious acts of potential industrial sabotage which have occurred in the past, and the success of the Company's increased security efforts to prevent or eliminate these problems.

(2) The Company's timely settlement of its remaining fire insurance claim and its subsequent rebuilding of its internal plastic reclamation facility.

(3) The ability to improve manufacturing efficiencies, to reduce costs to attain efficiencies of scale and to generate positive cash flows and profitability from operations.

(4) The unpredictable results of the pending intellectual property patent litigation and stayed claim against the company by Mobil Oil for substantial attorney's fees (see litigation).

These and other risk factors are detailed in the Company's 10K and other Securities and Exchange Commission filings.

              ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
                          206  1/2  East Emma Avenue
                          Springdale, Arkansas 72764



                                PROXY STATEMENT
                                ---------------


                   SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy is solicited on behalf of the Board of Directors of Advanced Environmental Recycling Technologies, Inc., a Delaware Corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Northwest Arkansas Holiday Inn, Springdale, Arkansas, at 10:00 a.m. local time, Friday, July 25, 1997 and at any adjournments thereof. The notice of meeting, proxy statement and form of proxy are being mailed to stockholders on or about June 20, 1997.

A proxy may be revoked by delivering a written notice of revocation to the principal office of the Company or in person at the meeting at any time prior to the voting thereof.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At April 15, 1997, the Company had outstanding 19,201,148 shares of Class A Common Stock and 1,465,530 shares of Class B Common Stock. The holders of record of the Class A Common Stock and Class B Common Stock outstanding on May 28, 1997, will vote together as a single class on all matters submitted to stockholders and such other matters as may properly come before the Annual Meeting and any adjournments. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote on matters submitted to the stockholders and each share of Class B Common Stock entitles the holder thereof to five votes on matters submitted to the stockholders.

The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more nominees (See "Proposal for Election of Directors" for the method of withholding authority to vote for directors). By withholding authority, shares will not be voted either for or against a particular matter but will be counted for quorum purposes. Broker "non-votes," are not relevant to the determination of a quorum or whether the proposal to elect directors has been approved.

The Company's officers and directors own approximately 30.6% of the currently outstanding shares of Class A Common Stock (disregarding 12,468,373 shares subject to warrants and 1,329,000 shares subject to options which have not been exercised) and 92.7% of the shares of Class B Common Stock, and collectively own shares representing approximately 44.6% of the votes entitled to be cast upon matters submitted at the Annual Meeting. Marjorie S. Brooks and corporations controlled by her own shares representing approximately 38.4% of the votes entitled to be cast and may be in a position to control the Company.

The following table sets forth, as of April 15, 1997, certain information with regard to the beneficial ownership of the Company's capital stock by each holder of 5% or more of the outstanding stock, by each director of the Company, and by all officers and directors as a group:

                                                                                                 Percentage of
Name and Address             Title of          Number of Shares        Percentage of Class       Voting Power
of Beneficial Owner          Class(1)         of Common Stock(2)        Outstanding (2)(9)          (2)(9)
-------------------          --------         ------------------       -------------------       -------------
Marjorie S. Brooks           Class A             9,525,331(3)                 26.7%                  38.4%
P.O. Box 1237                Class B               837,588(4)                 57.2%
Springdale, AR  72764
Joe G. Brooks                Class A               505,601(5)                  1.4%                   5.1%
950 North 2nd Street         Class B               266,896                    18.2%
Rogers, AR  72756
J. Douglas Brooks            Class A               429,666(6)                  1.2%                   3.0%
950 North 2nd Street         Class B               131,051                     8.9%
Rogers, AR  72756
Jerry B. Burkett             Class A                84,000(7)                   *                      *
1908 Oak                     Class B                33,311                      *
Stuttgart, AR  72160
Sal Miwa                     Class A                53,000(8)                   *                      *
P.O. Box 1667
Pearl River, NY  10965-8667
Stephen W. Brooks            Class A               326,616                     1.0%                   2.2%
P.O. Box 291                 Class B                89,311                     6.1%
Springdale, AR 72765

All officers and directors   Class A            10,924,214                    30.6%                  44.6%
as a group (six persons)     Class B             1,358,157                    92.7%
* Less than 1%

(1) The Class B Common Stock is substantially identical to the Class A Common Stock, except that each share of Class B Common Stock has five votes per share and each share of Class A Common Stock has one vote per share.

(2) Beneficial ownership of shares determined in accordance with Rule 13d-3(d)(1) of the Exchange Act and includes shares underlying outstanding warrants and options which the named individual has the right to acquire within sixty days of June 20, 1997.

(3) Includes 2,523,251 shares owned directly, 200,000 shares issuable upon exercise of stock options, 3,000 shares issuable upon exercise of Class B Warrants, 325,000 shares issuable upon exercise of Class C Warrants issued in connection with a $225,000 Bridge Note purchased in 1993, 5,306,304 shares issuable upon exercise of Class F and Class G Warrants issued in connection with a private placement of Class A Common Stock in May of 1994 and 2,000,000 shares issuable upon exercise of Class H Warrants.

(4) Includes 403,946 shares owned directly by Mrs. Brooks and 433,642 shares owned by two corporations controlled by Mr. and Mrs. Brooks. (Razorback Farms, Inc. is the record owner of 312,320 shares and Southern Minerals and Fiber(SMF) is the record owner of 121,322 shares, representing approximately 21.3% and 8.3%, respectively, of the Class B Common Stock). Excludes additional shares owned by adult children of Mr. and Mrs. Brooks, including Joe G. Brooks and J. Douglas Brooks, as to which she disclaims a beneficial interest.

(5) Includes 86,552 shares owned directly, 3,000 shares owned as custodian for Mr. Brook's minor child, 43,500 shares issuable upon exercise of Class B Warrants owned directly and as custodian for Mr. Brook's minor child and 33,333 shares issuable upon exercise of stock options.

(6) Includes 34,997 shares owned directly, 7,620 shares issuable upon exercise of Class B Warrants and 33,333 shares issuable upon exercise of stock options.

(7) Includes 3,000 shares owned directly, 2,000 shares owned by Mr. Burkett as custodian for his minor child, 10,000 shares owned by a partnership controlled by Mr. Burkett, 19,000 shares issuable upon exercise of Class B Warrants directly and indirectly owned by Mr. Burkett and 50,000 shares issuable upon exercise of stock options.

(8) Includes 3,000 shares owned directly and 50,000 shares issuable upon exercise of stock options.

(9) Calculated based on 35,736,853 shares outstanding as of December 31, 1996, which includes 12,468,373 and 1,329,000 shares which directors and executive officers in the aggregate have the right to acquire through the exercise of warrants and options, respectively, within 60 days of June 20, 1997 (See also "Proposal No. 3 1997 Securities Plan" for additional prposed grants).

At April 15, 1997, there were 19,201,148 shares of Class A Common Stock and 1,465,530 shares of Class B Common Stock issued and outstanding. At that date, the directors and officers as a group directly owned shares representing approximately 49.6% of the votes entitled to be cast upon matters submitted to a vote of the Company's stockholders, and Marjorie S. Brooks and corporations controlled by her owned shares representing approximately 38.4% of the votes entitled to be cast and may be in a position to control the Company.

                       DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows:

   NAME                  AGE       POSITION
   ----                  ---       --------

   Sal Miwa               40       Chairman of the Board
   Stephen W. Brooks      40       Chief Executive Officer and Director
   Joe G. Brooks          41       President and Director
   Grant Martin           49       Chief Operating Officer
   Phillip W. Hyde        54       Vice President of Composites
   J. Douglas Brooks      37       Vice President of Recycled Plastics
   Marjorie S. Brooks     61       Director
   Jerry B. Burkett       41       Director
   Dr. James H. Culp      51       Director and Special Board Assistant to the
                                   CEO

On January 30, 1996, Sal Miwa was elected as its Chairman by the Company's Board of Directors to serve the remaining term of the late Jim Brooks. Mr. Miwa has been an outside director of the Company for the past three years. Sal Miwa is President of Optro-Mechanics (USA) Corporation, an import-export firm located in Pearl River, New York. For the past 20 years he has been engaged in various international businesses and serves as a director and an officer of various other family owned businesses located in U.S., Japan, and Europe. He received his Science Master degree in Aerospace Engineering from the Massachusetts Institute of Technology.

Stephen W. Brooks was appointed to the Board of Directors of the Company on January 30, 1996 and elected Chief Executive Officer on August 26, 1996. Mr. Brooks is President of Razorback Farms, Inc., a Springdale, Arkansas based firm that specializes in vegetables for processing. Mr. Brooks also serves on the Boards of Razorback Farms, Inc. and The Ozark Food Processors Association.

Joe G. Brooks has served as President, Chief Executive Officer (until September 28, 1993) and a director since the Company's inception in December 1988. From July 1985 to December 1988, Mr. Brooks also served as President and a director of Juniper Products, Inc. (July 1985 - February 1987) and served as an independent consultant to Juniper Industries, Inc. (February 1987 - December
1988), artificial firelog manufacturing entities in Junction, Texas. From October 1984 to July 1985, Mr. Brooks served as President of Southern Minerals and Fibers, Inc. ("SMF"), a producer of drilling mud and fluid additives.

J. Douglas Brooks has served as a Vice President and a director of the Company from inception in December 1988 until June 17,1994, and continues to serve as Vice President of Recycled Plastics. Mr. Brooks also served as an independent consultant to Juniper Industries, Inc. from April 1987 to December 1988 and as a Vice President of SMF from September 1984 to April 1987.

J. Grant Martin joined the Company on February 24, 1997. As Chief Operating Officer, he assumes day-to-day control and operating responsibilities over the Company's composite manufacturing facility in Junction, Texas. Mr. Martin has extensive technical and manufacturing experience with companies in the United States and overseas. Mr. Martin was previously employed from 1994 - 1997 as Vice-President of Operations of Mrs. Crockett's Kitchens, a large Texas manufacturing facility and prior to that served from 1982 - 1994 as a Vice-President of Operations for PSI, Inc., a national engineering testing company.

Marjorie S. Brooks served as Secretary and Treasurer and a director since the Company's inception in December 1988. On March 9, 1993, Mrs. Brooks submitted her resignation as a director for personal health reasons. Mrs. Brooks also serves as a director of Juniper Industries, Inc. and Razorback Farms, Inc., has served as Secretary and Treasurer of the Brooks Investment Co., a holding company for the Brooks' family investments, for more than the past thirty years, and has served as President of Haskell Foods, Inc. from 1981 to the present.

Jerry B. Burkett was appointed to the Board of Directors of the Company on May 17, 1993. Mr. Burkett has been a rice and grain farmer since 1979 and has been a principal in other closely held businesses. He is currently the President of the Arkansas County Farm Bureau.

Dr. Culp received a B.S. Degree in Chemistry from the University of Alabama and Ph.D. Degree in Analytical and Nuclear Chemistry from Texas A&M University. Dr. Culp was an Assistance Professor at Texas A&M University Chemical Oceanography for two years before joining The Dow Chemical Company. Dr. Culp worked at Dow in research, manufacturing, business development, and supply chain for 23 years. His last responsibility at Dow was North American Supply Chain Director for Engineering Thermoplastics and North American Recycle Plastics Director. Dr. Culp retired from Dow in April, 1996. He joined the AERT Board as Director of Technology in July, 1996 and joined AERT as Special Board Assistant to the Chief Executive Officer in October, 1996.

Joe G. Brooks, Stephen W. Brooks, and J. Douglas Brooks are brothers and are sons of Marjorie S. Brooks. There are no other familial relationships between the current directors and executive officers.

Each of the Company's directors have been elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors.

The Audit Committee of the Board of Directors consists of Jerry B. Burkett (Chairman), James H. Culp, and Sal Miwa. The Audit Committee recommends engagement of the Company's independent accountants and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

The Stock Option Committee, consists of Jerry B. Burkett (Chairman), Sal Miwa, and Marjorie S. Brooks. The Stock Option Committee administers the Company's stock option plans on behalf of the Board of Directors and approves stock options granted thereunder.

                            EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash compensation paid by the Company during the three years ended December 31, 1996 to each executive officer of the Company whose aggregate cash compensation exceeded $100,000, and to the chief executive officer.

           Annual Compensation            Long-Term Compensation
           -------------------            ----------------------
                                                  Awards                         Payouts
                                                  ------                         -------

                                           Restricted   Securities          Long-term
Name and                           Other  Annual Stock  Underlying          Incentive    All Other
Principal Position   Year  Salary  Bonus  Compensation    Awards    Options  Payouts   Compensation
------------------   ----  ------  -----  ------------    ------    -------  -------   ------------
Stephen W.Brooks     1996    $0      $0        $0           $0            0     $0          $0
Jim G. Brooks,       1995    $0      $0        $0           $0            0     $0          $0
Chief Executive      1994    $0      $0        $0           $0       500,00     $0          $0
Officer (9/28/93)
and Chairman of
the Board of
Directors


          AGGREGATED OPTION EXERCISES IN YEAR ENDED DECEMBER 31, 1995
                    AND OPTION VALUES AT DECEMBER 31, 1996


                     Number                   Number of        Value of Unexercised
                       of                Unexercised Options   In-the-Money Options
                     Shares              at December 31, 1995  at December 31, 1995
                    Acquired    Value        Exercisable/          Exercisable/
Name                   on      Realized     Unexercisable         Unexercisable
                    Exercise

-----------------------------------------------------------------------------------

Stephen W. Brooks       0         $0        25,000/25,000              $0/$0


DIRECTOR COMPENSATION

Non-employee directors do not receive cash compensation for serving on the Company's Board of Directors, however, such persons are reimbursed for out-of-pocket expenses in connection with their attendance at meetings. Directors are paid long-term compensation in the form of stock option grants under the Company's Non-Employee Director Stock Option Plan. Such plan provides for annual grants of options to purchase 25,000 shares of Class A Common Stock at the fair market value of said stock on the date of such grant.

                             SECTION 16 REPORTING

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered Class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, National Association of Securities Dealers and the Boston Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all forms filed pursuant to Section 16(a). Based on a review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 4 or Forms 5 were required for those persons, the Company believes that during the year ended December 31, 1996, its executive officers, directors and greater than ten-percent beneficial owners were in compliance with applicable requirements of Section 16(a).

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

Although the Company's Bylaws allow for a Compensation Committee of the Board, such a committee has not been appointed. Accordingly, all decisions regarding executive compensation are reviewed and approved by the full Board, except for those relating to grants under the Company's employee stock option plan which are approved by a special stock option committee of outside directors.

The overall compensation policy of the Company is to maximize shareholder return by combining annual and long-term compensation to executives based upon corporate and individual performance. Annual compensation is paid in the form of base salary which is subjectively determined by the Board based upon senior management's recommendation. Additionally, although no cash bonuses have been paid to executives, the Board reserves the right to grant such bonuses if the Company's performance so warrants. Long-term compensation to executives is built around the Company's stock option programs.

Base salaries are reviewed and approved by the full Board at the time an officer is hired and thereafter on a periodic basis as determined appropriate by the Board and senior management. Base salaries are subjectively determined based upon a number of factors, including level and scope of responsibility, salaries paid for comparable positions at similarly situated companies and individual and corporate performance. No base salary increases were effected for executives during 1996, primarily as a result of the Company's performance and cash-flow position.

The Company effects stock option grants from time-to-time as a mechanism for providing long-term, non-cash compensation to executives. The Board believes that stock options are (especially in the context of an emerging growth company) an effective incentive for executives and managers to create value for the Company and its shareholders since the value of an option bears a direct relationship to appreciation in the Company's stock price. By utilizing stock-based compensation, the Company can focus much needed cash-flow, which would otherwise be paid out as compensation, back into the daily operations of the business. Individual stock option grants are subjectively determined based upon a number of factors, including individual performance and prior year's grants. Based upon these factors, during 1996, options to purchase an aggregate of 25,000 shares of Class A stock were granted to employees of the Company as a whole with 25,000 options being granted specifically to executive officers. All option grants were made at an exercise price equal to the fair market value of the underlying stock on the date of grant.

During 1996 Steve Brooks, the Company's Chief Executive Officer, did not receive any base salary or long-term compensation awards. Mr. Brooks has chosen to defer salaried compensation as to which time the Company has achieved positve cash flow and profitability.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted, the Board of Directors does not currently maintain a standing compensation committee. All decisions regarding executive compensation are reviewed and approved by the full Board. During 1996, three members of the Board of Directors, Stephen W. Brooks, Dr. James H. Culp, and Joe G. Brooks also served as executive officers of the Company.

Neither of said persons participated in any deliberations or decisions concerning compensation issues in which they had a personal interest, nor did they vote on any such matter.

     Sal Miwa              Joe G. Brooks       Peter S. Lau
     Marjorie S. Brooks    Jerry B. Burkett

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 29, 1993 the Company circulated a private placement offering of up to $1,200,000 in Bridge Notes and Class C Warrants. The Notes are secured by certain equipment of the Company's composite production division, bear interest at the rate of 8% per annum, and mature June 29, 1994. The face amount of each Bridge Note is accompanied with an equal number of Class C Warrants which are exercisable ratably into one share of Class A Common Stock at an exercise price of $3.00 per share. The Warrants expire on June 29, 1998. Jim G. and Marjorie Brooks participated in the Bridge Offering in the amount of $225,000.

In April 1994, the Company renewed an agreement with an affiliate whereby the Company agreed to sell certain of its trade receivables which the affiliate deems acceptable, up to $700,000 at any one time. Upon acceptance of a sale of a receivable, the affiliate will remit to the Company 100% of the receivable, as defined in the agreement, and the Company shall remit to the affiliate .88% as a factoring charge. The Company will indemnify the affiliate for any loss arising out of rejections or returns of any merchandise, or any claims asserted by the Company's customers. During 1996, the Company sold an aggregate of approximately $7,200,000 in receivables under this agreement, of which $552,732 remains to be collected. During 1995, 1994 and 1993, the Company sold an aggregate of approximately $5,852,000, $3,726,000 and $1,018,000, respectively, in receivables under this agreement, none of which remains to be collected. Costs of approximately $51,000, $32,800 and $9,000 associated with the factoring agreement are included in selling, production, general and administrative expenses at December 31, 1995, 1994 and 1993, respectively.

In July 1994, the Company obtained a $1,000,000 secured line of credit bearing interest at the rate of 8.5% per annum from Jim G. and Marjorie S. Brooks at December 31, 1994 the Brooks had advanced the $1,000,000 plus an additional $411,903. In February 1995, the line of credit was increased to $2,000,000 of which $1,566,903 is a term-note to be amortized at 9.75% over five years beginning April 1, 1995 and the balance of $433,097 is a revolving credit line expiring in February 2000 available as needed by the Company.

In May 1994, the Company completed a Private Placement Offering at market price to certain affiliated stockholders and bridge note holders with the issuance of 3,468,400 shares of Class A Common Stock, 3,468,400 Class F Warrants, and 3,468,400 Class G Warrants. Net offering proceeds of approximately $2,065,000 consisted of $2,020,000 conversion of debt and accrued interest and $45,000 in cash. The Class F and Class G Warrants expire five years from the date of issuance and are exercisable at a price of $.61 and $.92 per share of Class A Common Stock for each Class F or Class G Warrants exercised.

  In 1995, in connection with an extension of a line of credit to the Company by a related party, the Company's Board of Directors authorized the issuance of up to 2,000,000 Class H Warrants on a one-for-one basis for each dollar advanced under the loan agreement and having an exercise price equal to the per share market value of the Company's Class A Common Stock on the date of such advances. While no warrants have been issued as of the date of this filing, all authorized Class H Warrants are currently issuable. Upon issue, the warrants will be exercisable at prices from $.39 to $.49 per share of Class A Common Stock for each Class H Warrant exercised. The Class H Warrants will expire in February 2005.

On November 1, 1995, the Major Stockholders and certain non-affiliated shareholders exercised 1,630,496 Class F Warrants. The proceeds from the exercise of these warrants, which amounted to $994,603, reduced the working capital deficit of the Company and were used to reduce current liabilities. In January 1996, the major stockholder exercised 500,000 Class F Warrants which provided an additional $305,000 which reduced current liabilities and the working capital deficit of the Company.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors constituting the Board of Directors shall be determined from time to time by resolution of the Board of Directors. The Board of Directors has set the number of directors at seven. During 1996 the Board appointed Dr. James H. Culp to the Board and in 1997 appointed Peter S. Lau, accordingly the Company currently has seven directors and at the meeting seven directors are to be elected by the holders of shares of outstanding Class A and Class B Common Stock voting together as a single class. To be elected, each director must receive a plurality of the votes cast at the Annual Meeting. All directors serve for a term of one year and until their successors are duly elected and qualified. Each outstanding share of Class A Common Stock entitles the holder thereof to one vote with respect to the election of each of the seven director positions to be filled and each outstanding share of Class B Common Stock entitles the holder thereof to five votes with respect to the election of each of the seven director positions to be filled.

The enclosed form of proxy provides a method for stockholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. If you wish to grant authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD."
If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the names(s) of the nominee(s) for whom you are withholding the authority to vote by drawing a line through the name(s) of such nominee(s). If you withhold authority to vote your shares, such vote will be treated as an abstention and accordingly your shares will neither be voted for or against a director but will be counted for quorum purposes.

The seven nominees for director are: Sal Miwa, Joe G. Brooks, Jerry B. Burkett, Steve Brooks, Dr. James H. Culp, Peter S. Lau, and Marjorie S. Brooks. All of the nominees are presently directors of the Company. Steve Brooks is currently Chief Executive Officer, Joe G. Brooks is President, and Sal Miwa is Chairman of the Board of the Company.

The enclosed proxy, if properly signed and returned, will be voted for the election of the seven nominees named above, unless authority to vote is withheld. Management recommends that the stockholders vote in favor of the seven nominees named above. In the event one or more nominees become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed proxy, for such substitute nominees as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve, if elected.

                                PROPOSAL NO. 2:
                              REVERSE STOCK SPLIT

The Board of Directors has unanimously adopted a resolution declaring the advisability of, and submits to the stockholders for approval, a proposal to amend the Company's Certificate of Incorporation to effect a reverse split of the Company's issued and outstanding Class A and Class B Common Stock (collectively, the "Common Stock") on the effective date of the amendment on the basis that each 6 shares then outstanding will be converted into one share
(the "Reverse Split"). The proposal may be abandoned by the Board of Directors at any time before or after the Annual Meeting and prior to the date and time at which the Reverse Split becomes effective (the "Effective Date") if for any reason the Board of Directors deems it advisable to abandon the proposal. The Reverse Split will be effected by an amendment of the Certificate of Incorporation. The number of shares of capital stock authorized by the Certificate of incorporation and the $.01 per share par value of the Company's authorized capital stock will not change as a result of the proposed Reverse Split.

The Effect of the proposed Reverse Split on the holders of Common Stock will be as follows:

(1) Holders of record of fewer than 6 shares of Common Stock on the Effective Date of the Reverse Split will have their shares automatically converted in the Reverse Split into the right to receive scrip in lieu of fractional shares as set for the below. (See "Scrip in Lieu of Fractional Shares").

(2) Holders of record of 6 or more shares on the Effective Date will have their shares automatically converted to the Reverse Split into the number of whole shares equal to the number of their shares divided by 6 and the right to receive scrip in lieu of any fractional shares. (See "Scrip in Lieu of Fractional Shares").

SCRIP IN LIEU OF FRACTIONAL SHARES

Stockholders who hold fewer than 6 shares of record on the Effective Date will be entitled to receive in lieu of fractional shares arising as a result of the Reverse split, scrip representing the number of shares of Common Stock held prior to the Reverse Split. Stockholders who hold more than 6 shares on the Effective Date will be entitled to receive in lieu of fractional shares arising as a result of the Reverse Split, scrip representing the number of shares of Common Stock held prior to the Reverse Split that are not evenly divisible by 6. The Company, as agent for holders of rights to receive scrip, will, in lieu of issuing scrip to those entitled to receive scrip, hold and combine scrip into full shares of Common Stock, sell such shares, and distribute the net proceeds therefrom to holders of rights to receive scrip. The Company intends to sell the full shares of Common Stock immediately after the Effective Date. The net proceeds will be prorated among holders of rights to receive scrip in proportion to the value of such rights to receive scrip; however, no actual distribution will be made until a stockholder surrenders his outstanding certificates and letter of transmittal. References herein to "the right to receive scrip" will be deemed to be subject to the condition that the Company has the right, which right will be exercised, to hold and combine scrip into full shares and sell such shares. As a result, holders of a right to receive scrip will effectively have a right to receive cash proceeds in lieu thereof.

Under Delaware law, scrip may be issued in registered or bearer form and shall entitle the holder to receive a certificate for a full share of Common Stock upon the surrender of scrip aggregating a full share of Common Stock. Delaware law further provides that scrip may be issued subject to any conditions which the board of directors may determine advisable. The Board of Directors has determined that the Company, as agent for holders of rights to receive scrip, will, in lieu of issuing scrip to those entitled to receive scrip, issue scrip to itself (as agent), hold and combine such scrip into full shares of Common Stock, sell such shares, and distribute the net proceeds therefrom to holders of rights to receive scrip. Accordingly, holders of rights to receive scrip will not actually receive scrip but will instead receive their respective proportionate interests in the net proceeds derived from the sale of full shares of Common Stock representing the combined scrip. A holder of a right to receive scrip will not be entitled to vote as a stockholder or share in the assets or any future earnings of the Company.

Any stockholder owning of record fewer than 6 shares of Common Stock who desires not to be entitled to receive scrip may avoid such result by purchasing prior to the Effective Date sufficient additional shares of the Company's outstanding Common Stock in the open market to increase the number of shares held in his name to 6 shares or more.

As soon as practicable after the Effective Date, the Company will mail letters of transmittal to each holder of record of the stock certificate or certificates which represent issued shares of the Company's Common Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Exchange Agent in exchange for cash proceeds derived from the sale by the Company, as agent, of the combined scrip (to be issued in lieu of fractional shares) and/or certificates representing the number of whole shares of commons stock into which the shares of commons stock have been converted as result of the proposed Reverse Split. Net cash proceeds derived form the sale by the Company, as agent, of the combined scrip or new certificate will be issued to the stockholder until he has surrendered his outstanding certificates together with either letter of transmittal to the Exchange Agent. (See "Exchange of Stock Certificates"). The Company will be required to pay a transfer fee of approximately $7.00 for each new certificate issued with the stockholder required to pay any related charges (such as postage estimated not to exceed $3.00) in connection with the exchange of old certificates for new certificates. Stockholders holding whole shares after the proposed Reversed Split do not need to surrender old certificates unless desirous of receiving new certificates. Until surrendered such old certificates shall be deemed to represent the number of whole shares to which holders are entitled as a result of the Reverse split.

AMENDMENT TO CERTIFICATE OF INCORPORATION

An amendment to the Certificate of Incorporation, assuming approval of the proposed Reverse Split by the stockholders at the Annual Meeting, will be filed with the Secretary of State of Delaware and the Reverse Split will become effective on the date of such filing. It is expected that such filing will take place on August 15, 1997, or shortly thereafter. Without any further action on the part of the Company or the stockholders, stockholders of record will have their shares of issued and outstanding Common Stock converted, on the Effective Date, into the right to receive the number of whole shares equal to the number of their shares divided by 6 and/or the right to receive scrip in lieu of any fractional shares.

EFFECT OF THE PROPOSED REVERSE SPLIT

The proposed Reverse Split will be effected by means of an amendment to the Certificate of Incorporation. Stockholders have no right to dissent from the proposed Reverse Split of Common Stock, or to dissent form the issuance of scrip in lieu of fractional shares, or to dissent from the payment of cash proceeds (in lieu of issuing scrip to holders entitled to receive scrip) derived from the sale by the Company, as agent, of the combined scrip, under Delaware law.


On the Effective Date, each stockholder of record who owns fewer than 6 shares of Common Stock will have only the right to receive scrip in lieu of receiving fractional shares. The interest of each such stockholder in the

Company will thereby be terminated, and he will have no right to vote as a stockholder or share in the assets or any future earnings of the Company. A holder of a right to receive scrip will only be entitled to receive his proportionate interest in the net proceeds derived from the sale by the Company, as agent, of full shares of commons stock representing the combined scrip. The full shares of commons stock will be sold in the open market or privately at prices relating to prevailing market prices at the time of sale. Approval of the proposed Reverse Split will be deemed approval for the Company to act as agent for holders of rights to receive scrip for the purpose of holding and combining the scrip into full shares of Common Stock for sale, as discussed above.

Each stockholder on the Effective Date who owns of record 6 or more shares of Common Stock will, with respect to any fractional shares that such stockholder might otherwise be entitle to receive in the Reverse Split, have only the right to receive scrip. Any such stockholder will continue as a stockholder of the Company with respect to the whole share or shares resulting form the Reverse Split. Each such stockholder will continue to share in the future growth and earnings of the Company, if any, to the extent of his ownership of shares of Common Stock following the proposed Reverse Split.

The Company has authorized capital stock of 57,500,000 shares of Common Stock consisting of 50,000,000 Class A, and 7,500,00 Class B. In addition, the Company has 5,000,000 shares of Preferred stock authorized with none issued.
The authorized capital stock will not be changed by reason of the proposed Reverse Split. As of April 15, 1997, the number of issued and outstanding shares of Common Stock was 19,201,148 of Class A, 1,465,530 Class B for a total
of 20,666,678 issued and outstanding.   Based upon the Company's best estimates,
the number of issued and outstanding shares of Common Stock will be reduced as a result of the proposed Reverse Split from 20,666,678 to approximately 3,444,446. There will be approximately 54,055,554 authorized but unissued shares of Common Stock following the proposed Reverse Split.

The $.01 per share par value of the Company's authorized capital stock will not be changed by reason of the proposed Reverse Split. As a result, the Company's stated capital (defined generally under Delaware law as the sum of the par value of all shares that have been issued) will be reduced from $206,667 to approximately $34,444. A reduction in stated capital will, under Delaware law, create a corresponding increase in surplus (defined under Delaware law as the excess of net assets [net assets meaning the amount by which total assets exceed total debts], assuming a corporation has a surplus prior to the reduction in stated capital. Delaware law provides that a corporation may make distributions, such as the payment of dividends, up to the amount of its surplus provided that the distribution does not cause the corporation to be insolvent. The Company is presently precluded under Delaware law (and will remain so after giving effect to the reduction of stated capital) from making any distributions in as much as it has (and will have) no surplus since its total debts exceed, and will continue to exceed, its total assets (leaving the Company with net debts as opposed to net asserts).

The number of stockholders of record who hold odd-lots (assuming that an odd-lot is something other than 6 shares or a multiple thereof, which is generally the case) will be approximately 1,260 (at May 28, 1997) as a result of the proposed Reverse Split. There is generally increased expense associated with the marketing of odd-lots usually in the form of a proportionately higher commission. Furthermore, odd-lots may be more difficult to market in inactively traded stocks such as the Company's.

The Common Stock is currently registered under Section 12 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of the Common Stock under the Exchange Act and the Company has no present intention of terminating the registration under the Exchange Act in order to become a "private" company.

PURPOSE OF THE PROPOSED REVERSE SPLIT

A reduction in the number of issued and outstanding shares caused by the effect of the proposed Reverse Split will increase proportionately the Company's earnings per share and book value per share. Such an increase, in turn, may make the Common Stock more attractive to a broader group of investors.

There is, however, no assurance that the market for the company's Common Stock will be improved. Stockholders should note that the Board of Directors cannot predict what effect the proposed Reverse Split will have on the market price of the Common Stock. However, a higher price may diminish the adverse impact that very low prices have upon the efficient operation of the trading market for the stock. Also, the brokerage commission on the purchase or sale of a stock with a relatively low price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively higher price, to the detriment of the Company's stockholders and the market for the Company's Common Stock.

In view of the foregoing factors, the Board of Directors of the Company recommends approval of the proposed Reverse Split.

Based on the aggregate number of shares owned by record holders with fewer than 6 shares, and the recent market price of the Common Stock, the Company estimates that the value of the amount of scrip to be issued (or the amount of cash payments to be made as result of the sale of the combined scrip) for fractional shares resulting from the Reverse Split will be insignificant.

EXCHANGE OF STOCK CERTIFICATES

It is expected that the amendment of the Company's Certificate of Incorporation effecting the Reverse Split will be filed on August 15, 1997, or shortly thereafter. Pursuant to the terms of the amendment, the Reverse Split will become effective on the Effective Date.

As soon as practicable after the Effective Date, the Company will send letters of transmittal to all stockholders of record on the Effective Date for use in transmitting stock certificates ("old certificates") to the Exchange Agent. Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with old certificates, each stockholder who holds of record fewer than 6 shares on the Effective Date will receive cash proceeds derived from the sale by the Company, as agent, of outstanding old certificate held by a stockholder who holds of record fewer than 6 shares will be deemed for all purposes to represent only the right to receive scrip to which the holder is entitled as a result of the Reverse Split.

Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with old certificates (and payment of the transfer fee and any related charges), holders of record of more than 6 shares on the Effective Date will receive certificates ("new certificates") representing the number of whole shares of Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Holders of record of more than 6 shares on the Effective Date whose shares are not evenly divisible by 6 will receive cash proceeds derived from the sale by the Company, as agent, of the combined scrip to which they are entitled in lieu of scrip, which scrip will be issued in lieu of any fractional shares resulting from the Reverse Split. Until surrendered, each outstanding old certificate held by a stockholder who holds of record more than 6 shares shall be deemed for all purposes to represent the number of whole shares and the right to receive scrip (or cash proceeds derived from the sale by the Company, as agent, of the combined scrip), if any, to which the holder is entitled as a result of the Reverse Split. (See "Scrip in Lieu of Fractional Shares")

FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE SPLIT

The following discussion describes certain federal income tax consequences of the proposed Reverse Split to stockholders of the Company who are citizens or residents of the United States, other than stockholders who receive their Common Stock as compensation. The following discussion assumes that the Company, as agent for holders of rights to receive scrip, will hold and combine all scrip into full shares of the company's commons stock, sell such common shares either in the open market or privately (at prices related to prevailing market prices at the time of sale) and distribute the proceeds therefrom to holders of rights to receive scrip (the "Scrip Sale"). In general, the federal income tax consequences of the proposed Reverse Split will vary among stockholders depending upon whether they receive (1) solely cash for rights to receive scrip as a result of the Scrip Sale, (2) solely new certificates, or (3) new certificates plus cash for rights to receive scrip as a result of the Scrip Sale, in exchange for old certificates. In addition, the actual consequences for each stockholder will be governed by the specific facts and circumstances pertaining to his acquisition and ownership of the Common Stock. Thus, the Company makes no representations concerning the tax consequences for any of its stockholders and recommends that each stockholder consult with his tax advisor concerning the tax consequences (including federal, state and local income or other tax) of the proposed Reverse Split. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Reverse Service regarding the federal income tax consequences of the proposed Reverse Split. However, the Company believes that because the proposed Reverse Split is not part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of the Company, the proposed Reverse Split probably will have the following federal income tax effects:

(1) A stockholder who owns fewer than 6 shares of the Common Stock before the Reverse Split, and who therefore receives only cash for a right to receive scrip as a result of the Reverse Split, will be treated as having sold his shares of Common Stock represent by old certificates and will recognize gain to the extent that the cash received exceeds his basis in such Common Stock. If the shares are a capital asset in the hands of the stockholder, then the gain will be taxed either as a long-term or a short-term capital gain depending on whether the shares were held for more than one year. If the stockholder's basis in the shares is greater than the ash received, and if the shares are a capital asset in the hands of the stockholder, the stockholder will recognize a long-term or a short-term capital loss.

(2) A stockholder who holds 6 or more shares and whose shares are evenly divisible by 6 before the Reverse Split (i.e., a stockholder who is entitled to receive solely new certificates), will not recognize gain or loss on the exchange. In the aggregate, the Stockholder's basis in the shares of Common Stock represented by new certificates will equal his basis in the shares of Common Stock represented by old certificates.

(3) A stockholder who holds 6 or more shares and whose shares are not evenly divisible by 6 before the Reverse Split (i.e., a stockholder who is entitled to receive both new certificates and cash for a right to receive scrip, in exchange for his old certificates), will not recognize gain or loss on the exchange of old certificates for new certificates. In the aggregate, the stockholder's basis in the shares of Common Stock represented by new certificates will equal his basis in the highest number of shares of Common Stock represented by old certificates that was evenly divisible by 6. A stockholder will be treated as having sold the shares not evenly divisible by 6, and will recognize gain to the extent the cash received exceeds the stockholder's basis in the shares. If the shares are a capital asset in the hands of the stockholder, then the gain will be taxed either as a long-term or a short-term capital gain depending on whether the shares were held for more than one year. If the stockholder's basis in the shares is greater than the cash received, then no gain or loss will be recognized, and the stockholder's basis in the shares of Common Stock represented by new certificates will equal the stockholder's basis in the shares of Common Stocks represented by old certificates less the amount of cash received.

The proposed Reverse Split will constitute a reorganization within the meaning of Section 368 (a)(1)(E) of the Internal Revenue Code of 1986 and the Company will not recognize any gain or loss as a result of the proposed Reverse Split.

RECOMMENDATION AND VOTE

The proposed Reverse Split must be approved by the holders of a majority of the outstanding shares of the company's Common Stock. The Company's officers and directors, or their affiliates own of record approximately 45% of the Company's Common Stock voting power, all of which are intended to be voted in favor of the proposal.

The Board of Directors of the Company unanimously recommends that stockholders vote in favor of the proposed Reverse Split.

                                PROPOSAL NO. 3:
                             1997 SECURITIES PLAN

OVERVIEW AND OBJECTIVES
-----------------------

On May 30, 1997, the Board of Directors of the Company approved and recommends a Vote "For" the proposed Advanced Environmental Recycling Technologies, Inc. 1997 Securities Plan. Effective this 25th day of July, 1997 (the "Effective Date") described herein, Advanced Environmental Recycling Technologies, Inc. (the "Company") adopts the Advanced Environmental Recycling Technologies, Inc. 1997 Securities Plan (the "Plan") to benefit the Company's stockholders by creating a flexible vehicle to provide a variety of medium and long-term incentive compensation opportunities to senior and executive management of the Company.
In doing so, the Plan provides an important link between the compensation of senior and executive management and Company performance. The Awards under the Plan will compensate management for the creation of shareholder value. In this way the Plan is intended to encourage and reward superior performance by individuals whose performance is a key element in achieving the Company's continued financial and operational success. In addition, the Plan will assist the Company's recruiting, rewarding, retaining, and motivating management to achieve the Company's mission of being a top performer in its industry by rewarding the creation of shareholder value.

ELIGIBILITY
-----------

Awards may be granted only to Employees who are designated as Participants from time to time by the Committee. The Committee shall consider an individual's position, responsibilities, and importance to the Company among other factors in determining which Employees shall be Participants. The types of Awards to be made to Participants and the terms, conditions, and limitations applicable to the Awards are left to the sole discretion of the Committee, subject to the terms of the Plan. The Committee's decision as to eligibility and the nature and timing of Awards under the Plan is final.

TYPES OF AWARDS
---------------

Awards shall be made in the form of Stock Options, Restricted Stock, Performance Awards, and other types of Awards described below. Subject to the other provisions of this Plan, Awards may also be granted individually, in combination, or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan and any other employee plan of the Company.

(1) A Stock Option is a right to purchase a specified number of Shares at a specified price during such specified time as the Committee shall determine.

     (a) Stock Options granted may be either of a type that complies with the requirements of incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options") or of a type that does not comply with such requirements ("Non Qualified Stock Options"); provided, however, that the aggregate number of Shares which may be offered for purchase pursuant to Incentive Stock Options under this Plan shall not exceed three million (3,000,000), the aggregate number of Shares which may be offered for purchase pursuant to Non-Qualified Stock Options under this Plan shall not exceed five-hundred thousand (500,000) Shares and at any time after a Qualified Public Offering that the aggregate number of Shares which may be offered to any Employee during any calendar year shall not exceed three-hundred fifty thousand (350,000) Shares.

     (b) The exercise price per Share of any Stock Option shall be determined by the Committee and set forth in the Award Agreement. However, a Stock Option granted to a "covered employee" as defined in Section 162(m) of the Code shall not have an exercise price less than the Fair Market Value of a Share on the date the Stock Option is granted.

     (c) A Stock Option may be exercised, in whole or in part, by the giving of written notice of exercise to the Company specifying the number of Shares to be purchased.

     (d) The exercise price of the Shares subject to the Stock Option may be paid in cash or may also be paid by the tender of Shares already owned by the Participant (to the extent permitted by Rule 16b-3), or through a combination of cash and Shares, or through such other means the Committee determines are consistent with the Plan's purpose and applicable law. No fractional Shares will be issued or accepted.

     (e) If an Incentive Stock Option is granted to a Participant who owns or is deemed to own (by reason of the attribution rules of Section 424 (d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or subsidiary), the exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value per Share on the date such stock option is granted.

         No portion of any Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such stock option is granted. However, if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424 (d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or subsidiary) and an Incentive Stock Option is granted to such Participant, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) ears from the date such option is granted.

         Upon termination of Participant's employment, the Participant may not exercise any Incentive Stock Option later than three (3) months after his termination of employment, except in the case of death or disability.

         If Shares acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years form the date such Incentive Stock Option is granted or one (1) year from the transfer of Shares to the Participant pursuant to the exercise of such Incentive Stock Option or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the statutes for any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

         The Committee may not grant Incentive Stock Options under the Plant to any Participant which would permit the aggregate Fair Market Value (determined on the date such Stock Option is granted) of the Shares with respect to which Incentive Stock Options under this and any other plan of the Company and its subsidiaries) are exercisable for the first time by such Participant during any calendar year to exceed two hundred and fifty thousand dollars ($250,000).

(2) Shares of Restricted Stock are Shares that are issued to a Participant and are subject to such terms, conditions, and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer, or other disposition of the Restricted Stock and the requirement of forfeiture of the Restricted Stock upon termination of employment under certain specified conditions. As a condition to any Award hereunder, the Committee may require a Participant to pay to the Company an amount equal to, or in excess of, the par value of the shares of Restricted Stock awarded to him or her. Any such Restricted Stock Award shall automatically expire if not purchased in accordance with the Committee's requirements, if any, within thirty (30) days after the date of grant. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine. The Participant shall have, with respect to awards of Restricted Stock for which the Participant is the holder of record, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash or stock dividends on such Restricted Stock. The Committee shall have the discretionary authority to determine the total number of Shares available for Awards under the Plan as Restricted Stock to be issued during the duration of the Plan, however, the maximum number of Shares that may be issued to any Participant or Participants as Restricted Stock under the Plan shall not exceed five hundred thousand (500,000) Shares.

(3) Performance Awards may be granted under this Plan from time to time based on the terms and conditions as the Committee deems appropriate provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Performance Awards may be in the form of performance units, performance shares and such other forms of Performance Awards which the Committee shall determine. For this purpose, "performance shares" are grants of Shares based on satisfying preestablished Company performance criteria set by the Committee. "Performance Units" are cash allotments of dollar-denominated units whose payment or value is contingent on performance as measured against predetermined objectives over a multi-year period of time. The Committee shall determine the performance measurements and criteria for such Performance Awards.

(4) The Committee may from time to time grant (I) Shares, (ii) other stock-based and nonstock-based Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, (iii) Awards denominated in Share units, (iv) securities convertible into Shares, (v) phantom securities (whereby Participants can take advantage in the appreciation of Share prices without actual ownership of Shares), (vi) dividend equivalents (whereby a Participant becomes entitled through the use of a derivative security attached to an option to dividends and other rights derived form the underlying Shares had the Participant owned such Shares), and (vii) other forms or derivative related to the Shares as it deems appropriate. The Committee shall determine the terms and conditions of such other stock, stock-based, and non-stock based Awards provided that such Awards shall not be consistent with the terms and purposes of this Plan.

SHARES SUBJECT TO THE PLAN
--------------------------

The number of Shares for which Awards may be granted under the Plan shall not exceed three million (3,000,000) Shares. To the extent permitted by Section 16, any unexercised or undistributed portion of any terminated, expired, exchanged, or forfeited Awards, or Awards settled in cash in lieu of Shares, shall be available for further Awards.

Additional rules for determining the number of Shares granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

The Shares or other stock which may be issued pursuant to an Award under the Plan may be treasury or authorize, but unissued stock, or stock may be acquired, subsequently or in anticipation of the transaction, in the open market or in private transactions to satisfy the requirements of the Plan.

ADMINISTRATION
--------------

"Committee" means the Compensation Committee of the Board, which shall be comprised solely of no less than two outside directors. For this purpose, the term "outside director" means a director of the Board who (i) is not an Employee or a former Employee of the Company, (ii) has never served as an officer of an entity currently affiliated with the Company, and (iii) is not paid compensation from the Company, directly or indirectly, in any capacity other than as a director. Each member of the Committee at the time of his appointment to the Committee and while he is a member thereof, must also be a "disinterested person," as that term is defined in Rule 16b-3 promulgated under the Exchange Act.

The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of Shares or other securities, or units granted, and the terms of any Award Agreements shall be determined by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

The Committee may delegate to the officers or employees of the Company the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards.

A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the committee. The Committee will be responsible for declaring the material terms under which the Performance Awards are to be paid, including performance goals. Prior to the payment of a performance-based Award, the Committee shall certify that the predetermined performance goals and any other material terms were in fact satisfied. The Committee shall periodically determine the Participants in the Plan and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals. However, the committee must ratify all awards under the program to the Company's chief executive officer.

CHANGES IN CAPITALIZATION
-------------------------

If, while any Awards are outstanding, the outstanding Shares have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments shall be made by the Committee in the number and/or kind of shares which are subject to purchase or award under outstanding Awards and in the purchase price or prices applicable to such outstanding Awards in order to prevent the dilution or enlargement of rights, to the end that the same proportion of the Company's common stock in each instance shall remain subject to purchase at the same aggregate purchase price. In addition, in any such event, the number and/or kind of Shares which may be offered under the Plan shall also be proportionately adjusted to the same end.

To the extent that the foregoing adjustments relate to Awards, Shares, or securities of the Company, such adjustments shall be made by the committee and its determination in that respect shall be final, binding, and conclusive. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

CHANGE OF CONTROL
-----------------

The Committee shall determine the effect of Change of Control and specify such effect in Award Agreements that are issued pursuant to the Plan. These effects may include, but are not limited to:

(a) Offering to purchase any outstanding Award made pursuant to this Plan from the holder for its Fair Market Value or such value established under the Award Agreement, as determined by the Committee, as of the date of the Change of Control; or

(b) Making adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control.

For the purposes of this Section, a "Change of Control" shall mean the earliest date on which any of the following events shall occur:

(a) there shall be consummated any consolidation or merger of the Company in which the stockholders own 70% or less of a newly-merged entity;

(b) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(c) The acquisition by a third party of twenty percent (20%) or more of the Company's then outstanding securities having the right to vote in the election of directors; or

(d) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease of any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

AMENDMENT AND TERMINATION
-------------------------

The Board may at any time amend, suspend, or terminate the Plan. The Committee may at any time alter or amend any or all Award Agreements under the Plan to comply with any laws that govern such agreements. However, no such action may, without further approval of the stockholders of the Company, be effective if such approval is required in order that transactions in Company securities under the Plan, as they relate to Insiders, be exempt form the operation of Section 16(b) of the Exchange Act, and the Board may not amend the Plan so as to:

(a) increase the number of Shares which may be issued under the Plan, except as provided for in Article VIII;
(b) materially modify the requirements as to eligibility for participation in the Plan;
(c) materially increase the benefits accruing to Participants under the Plan; or
(d) extend the duration of the Plan beyond the date approved by the stockholders of the Company.

DESCRIPTION AND PROPOSED INITIAL GRANT
--------------------------------------

Under the program, the initial grant of options to each covered participant will be divided into equal parts with the exercise price based on the market value of the Class A Common Stock as of July 25, 1997(the date the stockholders approve the plan). The first portion will be vested in ten months (May 25, 1998) at 125% of the closing price of the Class A Common Stock on the stockholder approval date. The next portion will be vested in twenty-two months (May 25, 1999) at 150% of the closing price of the Class A Common Stock on the approval date and this shall continue until such time as the initial grants have been completed.

Nothing contained in the Plan (or in any option granted pursuant to the Plan) shall confer upon any employee, director or consultant any right to continue in the service of the Company or any Subsidiary or constitute any contract or agreement of employment or interfere in any way with the right of the Company or any Subsidiary to reduce any person's compensation from the rate in existence at the time of the granting of an option or to terminate such person's employment. Nothing contained herein or in any Option Agreement shall affect any other contractual rights of an employee, director or consultant.

Proposed initial distribution from the plan for senior and executive mangement of the Company follows:

     TITLE                           NAME              AWARD        TYPE
-----------------------------------------------------------------------------
Chairman of the Board               Sal Miwa           350,000  Stock Options
Chief Executive Officer             Steve Brooks       350,000  Stock Options
President                           Joe Brooks         300,000  Stock Options
Chief Operating Officer             Grant Martin       300,000  Stock Options
Director                            Dr. James H. Culp  300,000  Stock Options
Vice President Recycled Plastics    J. Douglas Brooks  300,000  Stock Options
Corporate Controller                Jake Bushey        300,000  Stock Options

Although the program allows the the Committee to grant market price options, the Company intends to structure current and future plans to avoid deferred compensation expense. It is the intention of the Company to make an initial grant of options that will have a grant value calculated to deliver three years' worth of competitive long-term compensation.

MISCELLANEOUS
-------------

The Plan shall, subject to stockholder approval, continue from its Effective Date until December 31, 2007, unless the Plan is terminated in accordance with the provisions. The laws of the State of Delaware shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

The Plan shall be submitted to the stockholders of the Company for their approval and adoption. The Plan shall not be effective and no Award shall be made hereunder, unless and until the Plan has been so approved and adopted at a meeting of the Company's stockholders.

The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the options granted or Shares to be purchased or transferred are being acquired for investment and not with a view to their distribution.

                       ADDITIONAL INFORMATION AVAILABLE

UPON WRITTEN REQUEST OF ANY SHAREHOLDER, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE WRITTEN REQUEST SHOULD BE SENT TO THE SECRETARY, AT THE COMPANY'S EXECUTIVE OFFICE. THE WRITTEN REQUEST MUST STATE THAT AS OF MAY 28, 1997, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF CAPITAL STOCK OF THE COMPANY.

                            AUDITORS TO BE PRESENT

A representative of Arthur Andersen LLP, the Company's auditors for 1996 and the current year, is expected to be in attendance at the Annual Meeting and will be afforded the opportunity to make a statement. The representative will also be available to respond to questions.

                                 OTHER MATTERS

The Board of Directors has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matters should properly come before the meeting, or any adjournments thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

                     COST AND METHOD OF PROXY SOLICITATION

The cost of proxy solicitation will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may, if necessary, request the return of proxies by telephone, telegram, or in person.

                             STOCKHOLDER PROPOSALS

Stockholder proposals for the next Annual Meeting of Stockholders anticipated to be held in July, 1998, must be received at the Company's corporate offices, 206 1/2 East Emma Avenue, P.O. Box 1237, Springdale, Arkansas 72765, on or before December 31, 1997.


The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.


/s/ JAKE M. BUSHEY

Jake M. Bushey
Corporate Controller

Dated: June 20, 1997

        Please mark your                                                |
A  [X]  votes as in this                                                |
        example.                                                        |_______


                  FOR all nominees
                list at right (except    WITHHOLD authorization     Nominees: Sal Miwa
                  as marked to the      to vote for all nominees              Joe G. Brooks
                  contrary below)           listed at right                   Marjorie S. Brooks
1. Election            ___                        ___                         Jerry B. Burkett
   of                 |   |                      |   |                        Steve Brooks
   Directors          |___|                      |___|                        Peter S. Lau
                                                                              Dr. James H. Culp

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right.

2. Proposed 1-for-6 Reverse Stock Split

3. Proposed 1997 Securities Plan



              ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                               ON JULY 25, 1997.

        The undersigned hereby appoints Sal Miwa as Proxy, with full power to appoint his substitute, and hereby authorizes to represent and vote, as designated on this proxy, all shares of common stock of Advanced Environmental Recycling Technologies, Inc. held of record by the undersigned on the record date May 28, 1997 at the Annual Meeting of Stockholders of the Company to be held at the Northwest Arkansas Holiday Inn, Springdale, Arkansas on Friday, July 25, 1997 at 10:00 AM, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Item 1.

The undersigned acknowledges receipt of the formal notice of such meeting and the 1996 Annual Report of the Company.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.



SIGNATURE(S)                                            DATE                1997
            -----------------------------------------       ----------------
Note: Please sign above exactly as name appears on the certificate. When shares are held by joint tenants both should sign. If a corporation or partnership, sign in corporate or partnership name by authorized person or partner.